  EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Receipt of A$7.5 Million Net Tax Refund Under the Australian Government’s Research & Development  Incentive Program

Denver, Colorado, June 1, 2015 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced that it has received an A$7.5 million (approximately US$5.7 million) Research & Development (“R&D”) Tax Incentive refund, net of costs to prepare and file. This refund is related to costs we incurred in respect of the 2012 tax year.  The refund was paid under the Australian Government’s R&D Tax Incentive Program,  a program designed to encourage industry to engage in R&D activities that benefit Australia.

Frederick H. Earnest, President and Chief Executive Officer, commented, “Certain investments we made in 2012 to find innovative solutions to our water management challenges at the Mt Todd gold project, together with studies we undertook to define long-term environmental solutions for the project, have met the criteria for a refundable tax credit under the Australian Government’s R&D Tax Incentive Program.  Some of our work has been recognized as having cost-effective industry-wide application. We are pleased with the addition of approximately US$5.7 million of cash to our treasury and now we believe we are funded well into 2017. We remain committed to careful management of our financial resources and intend to continue our practice of strict capital discipline as we evaluate potential programs that could better position the Mt Todd gold project for fast-track development when economic conditions permit.”

About Vista Gold Corp.

Vista’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia.  We also hold approximately 4.9%  of the outstanding common shares of Midas Gold Corp.,  non-core projects in Mexico and the United States and royalty interests in projects in Bolivia and Indonesia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the Company being funded well into 2017; our ability to continue strict capital discipline; the timing and success of programs that could position the Mt Todd gold project for fast-track development; and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 3, 2015 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.